                               AMENDMENT NO. 13
                            TO AMENDED AND RESTATED
                     AGREEMENT AND DECLARATION OF TRUST OF
                AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

       This Amendment No. 13 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (the "Trust") amends, effective April 30, 2012, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the "Agreement").

       Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

       WHEREAS, the Trust desires to amend the Agreement to remove Invesco High Income Municipal Fund;

       NOW, THEREFORE, the Agreement is hereby amended as follows:

   1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

   2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

   3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

   IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of April 30, 2012.


                                          By:     /s/ John M. Zerr
                                                  ------------------------------
                                          Name:   John M. Zerr
                                          Title:  Senior Vice President

                                   EXHIBIT 1

                                  "SCHEDULE A
                AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
                        PORTFOLIOS AND CLASSES THEREOF

  PORTFOLIO                                       CLASSES OF EACH PORTFOLIO
  ---------                                       -------------------------
  Invesco Tax-Exempt Cash Fund                    Class A Shares
                                                  Class Y Shares
                                                  Investor Class Shares

  Invesco Tax-Free Intermediate Fund              Class A Shares
                                                  Class A2 Shares
                                                  Class Y Shares
                                                  Institutional Class Shares

  Invesco Van Kampen High Yield Municipal Fund    Class A Shares
                                                  Class B Shares
                                                  Class C Shares
                                                  Class Y Shares
                                                  Institutional Class Shares

  Invesco Van Kampen Intermediate Term Municipal  Class A Shares
  Income Fund                                     Class B Shares
                                                  Class C Shares
                                                  Class Y Shares

  Invesco Van Kampen Municipal Income Fund        Class A Shares
                                                  Class B Shares
                                                  Class C Shares
                                                  Class Y Shares

  Invesco Van Kampen New York Tax Free Income     Class A Shares
  Fund                                            Class B Shares
                                                  Class C Shares
                                                  Class Y Shares"